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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                     FORM 8K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 28, 1998


                           NATIONAL DATACOMPUTER, INC.
                 (Name of Small Business Issuer in its Charter)

         DELAWARE                   0-15885                   04-2942832
         --------                   -------                   ----------
(State or other jurisdiction      (Commission                (IRS Employer
    of Incorporation)             File Number)              Identification No)


900 Middlesex Turnpike, Bldg. 5
Billerica, Ma.                                                   01821
(Address of principal executive offices)                       (Zip Code)

         Registrant's telephone number including area code (978)663-7677

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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

(a) Securities sold. On August 28, 1998 the Registrant issued 76,307 shares (the "Shares") of its Common Stock, par value $.08 per share.

(b) Underwriters and other purchasers. No underwriters were involved in the transaction. The Shares were issued to RBB Bank AG ("RBB Bank").

(c) Consideration. The Shares were issued in satisfaction of an aggregate interest payment due to RBB Bank of $101,342.70, which interest was due pursuant to the terms of three series of convertible preferred stock that are currently issued, outstanding and held by RBB Bank. There were no underwriting discounts or commissions.

(d) Exemption from registration claimed. The Registrant claimed exemption from registration pursuant to Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended. In claiming this exemption, the Registrant relied on certain facts, including without limitation, the following: that the offer and sale were made in an offshore transaction; that no directed selling efforts were made in the United States by the Registrant, a distributor, any of their respective affiliates, or any person acting on behalf of the foregoing; that the Registrant is a reporting issuer; that offering restrictions were implemented; and that the sale was not made to a U.S. person or for the account or benefit of a U.S. person.

(e) Terms of conversion or exercise. Not applicable.

(f) Use of Proceeds. Not applicable.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             NATIONAL DATACOMPUTER, INC.
                                             ---------------------------
                                             (Registrant)


September 3, 1998                            /s/ Malcolm M. Bibby
                                             --------------------
                                             Malcolm M. Bibby
                                             President





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